Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02563, 333-25563, 333-60776 and 333-115954) and Form S-3 (Nos. 333-110273 and 333-179719) of TECO Energy, Inc. of our report dated February 27, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

February 27, 2015

PricewaterhouseCoopers LLP, 4040 West Boy Scout Boulevard, Suite 1000, Tampa, FL 33607-5745

T: (813) 229 0221, F: (812) 229 3646, www.pwc.com/us